UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
May 3, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)		98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
     On May 4, 2011, Clearwire Corporation (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 3, 2011, Teresa Elder, the Company’s President of Strategic Partnerships &Wholesale informed the Company that she will be stepping down from her position and that her last day with the Company will be June 10, 2011. Don Stroberg, Vice President of Wholesale, will assume Ms. Elder’s responsibilities upon her departure. The Company previously entered into a Retention Agreement on March 10, 2011 with Ms. Elder that granted her benefits under the Executive Continuity Plan upon the termination of her employment, provided that she stayed in her position until the achievement of specific milestones. Ms. Elder has complied with the provisions of the Retention Agreement and, thus will receive the benefits called for under the terms of the Company’s Executive Continuity Plan.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 4, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: May 4, 2011	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer